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                                                                  EXHIBIT 10.2

               EXECUTIVE EMPLOYMENT AGREEMENT - MICHAEL MARGOLIES


    THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") made as of the ___ day of ______________, 1997 by and between PRECEPT INVESTORS, INC., a Nevada corporation with offices at 1909 Woodall Rodgers Freeway, Dallas, Texas 75201 (the "Company"), and MICHAEL MARGOLIES, residing at 2101 N.51st Avenue, Hollywood, Florida 33021 ("Executive").

    WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of November 16, 1997, the Company acquired substantially all of the assets of U.S. Transportation Systems, Inc. ("USTS") in a transaction that fulfilled the requirements of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Reorganization").

    WHEREAS, prior to the Reorganization, Executive served as Chairman and Chief Executive Officer of USTS.

    WHEREAS, following the Reorganization, the Company will continue the business in which USTS engaged prior to the Reorganization.

    WHEREAS, the Company desires that Executive serve in a senior executive capacity in the Company.

    NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

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I. EMPLOYMENT.  The Company hereby employs Executive to perform those duties generally described in this Agreement, and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.

         1. TERM. The term of this Agreement shall commence on ________________ and continue for a period of five (5) years, ending on ____________________. The period during which Executive is employed hereunder is referred to herein as the "Employment Period".

         2. DUTIES. Executive is hereby employed as Vice Chairman of the Board of the Company. Executive shall perform such services as are reasonably determined by the Board of Directors ("Board"). Specifically, Executive shall be responsible for identifying, evaluating and negotiating mergers and acquisitions of transportation-related businesses. During the Employment Period, Executive shall devote all of Executive's normal business time, attention and energies to the performance of Executive's duties, and faithfully and diligently serve and further the interests of the Company according to the best of Executive's ability, provided, however, that Executive shall also serve as Trustee of the USTS Liquidating Trust, a trust created in connection with the liquidation of USTS pursuant to the Reorganization. Executive shall not be required to relocate from his current places of residence and employment in Florida and New York.

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         3.  COMPENSATION.

              a. SALARY. For all services rendered to the Company by Executive during the term of this Agreement, the Company shall pay Executive an annual salary of Two Hundred Forty Thousand Dollars ($240,000.00). Executive's annual salary shall be increased each year in accordance with the Company's overall compensation pool and in accordance with Executive's performance of his duties. Executive's salary shall be payable in equal installments and at the same time and frequency as other senior executive management of the Company are paid. All salary payments shall be subject to withholding and other applicable taxes.

              b. BONUS. Executive shall be entitled to receive cash bonuses based on his performance in accordance with standard Company practices applicable to senior executive management.

              c. HEALTH, MEDICAL, DISABILITY AND LIFE INSURANCE BENEFITS. Executive shall be entitled to receive such health, medical, disability and life insurance benefits as are made available to senior executive management of the Company. In addition, the Company will pay the premiums (heretofore paid by USTS) associated with the current personal life insurance policy covering the Executive's life (approximately $50,000 per year for the next three years), with gross proceeds payable to the Margolies Family Trust. The Company will also pay for and maintain during the term of this Agreement an additional insurance policy on the life of Executive with coverage equal to one year's annual base salary of the Executive as such salary may exist from year to year.

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The proceeds of such policy shall, upon the death of Executive, be payable to the Margolies Family Trust or to such other beneficiary designated by Executive.

              d. VACATIONS/SICK LEAVE. Executive shall be entitled to such paid vacation and paid sick leave as are generally provided to the Company's senior executive management.

              e. EXECUTIVE BENEFIT PLANS. Executive shall be entitled to inclusion in the Company's Stock Option Plan, as in effect from time to time, as well as any other plans adopted by the Company in which executive officers of the Company are eligible to participate.

              f. REIMBURSEMENT OF EXPENSES. Executive shall be entitled to reimbursement of all reasonable business expenses actually incurred by Executive in the discharge of Executive's duties hereunder, including expenses for entertainment, travel, attendance at conventions, employee training and similar items, upon submission to the Company with satisfactory documentation thereof.

              g. AUTOMOBILE. The Company acknowledges that Executive will require the use of an automobile to effectively discharge his duties hereunder. Accordingly, the Company agrees to provide Executive with an automobile suitable for the performance of such duties and to pay all maintenance, repair, insurance and other costs and charges in connection therewith.

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         4.   TERMINATION OF EMPLOYMENT.

              a. TERMINATION FOR CAUSE. The Company may terminate this Agreement, without liability, for "Cause" (as defined below) by delivering to Executive thirty (30) days' advance written notice of termination setting forth the reasons for such termination. As used herein, the term "Cause" shall include the following: (i) material and willful or gross misconduct by Executive in the performance of his duties hereunder, the consequences of which are materially adverse to the Company, monetarily or otherwise; (ii) the willful failure by Executive to perform or observe any substantial lawful obligation of such employment that is not remedied within thirty (30) days after the receipt of written notice thereof from the Board of Directors; (iii) Executive is unable to perform his duties assigned to him under this Agreement for more than ninety
(90) consecutive calendar days as a result of his becoming Disabled (defined hereinafter). "Disabled" shall mean the inability of the Executive, for medical reasons certified by a physician selected by the Company and reasonably satisfactory to the Executive, to substantially perform his duties hereunder;
(iv) a finding by a court of competent jurisdiction that Executive is guilty of fraud or dishonesty; or (v) Executive fails to perform the reasonable duties assigned to him under this Agreement in a manner which is consistent with the standards and policies established by the Company and/or the reputation of the Company in the community. Upon delivery of such notice of termination, all obligations of the Company hereunder

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shall cease.  The Company shall, upon such termination, assign to the
Executive its interest in any life or other insurance policies carried by the Company for the benefit of Executive. In addition, the Company shall provide Executive with the same insurance coverage, or access to insurance coverage, required by "COBRA" regardless of whether the Company is legally required to provide such coverage on the termination date of Executive's employment.

              b. BY DEATH. This Agreement shall terminate automatically upon the death of Executive, and all obligations of the Company hereunder, other than those set forth in Section 5(d) below, shall cease.

              c. Notwithstanding anything to the contrary in this Agreement, no termination shall be effective unless and until the Company first delivers written notice to Executive setting forth the grounds for termination and Executive fails to cure such alleged grounds within thirty (30) days of his receipt of such notice.

              d. Upon the termination of this Agreement, the Company shall immediately pay Executive (or his executors, personal representatives or heirs) all amounts owed to Executive through the date of termination.

         5. COVENANT NOT TO COMPETE. Executive shall not engage in any employment activity in a competitive industry within a 100-mile radius of any Company operation for a period of two (2) years following the termination of his employment. Executive shall not, during the Employment Period, directly or indirectly (on his own

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behalf or as an agent, employee, officer, director, partner, shareholder, or other owner), loan money or credit to, own any interest in, engage in, or otherwise participate in a business directly competitive with the Company's present operations and business throughout the continental United States. Executive acknowledges that his covenant not to compete is essential to this Agreement, that the Company would not have entered into this Agreement without this section being included in it, and that this section is reasonable and does not place any undue hardship on Executive, and that Executive has been amply and generously compensated for agreeing to the terms of this Covenant. Executive acknowledges and agrees that the Company's remedy at law for any breach of his obligations under this section would be inadequate, and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provisions of this section without the necessity of proof of actual damages. With respect to any such provisions finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform this Agreement and such provision so that it is enforceable to the maximum extent permitted by law, and the parties shall abide by such court's determination. If such unenforceable provision cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

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         6.   INDEMNIFICATION.  The Company shall indemnify Executive to the fullest extent authorized by the Texas Business Corporation Act. The Company shall obtain and maintain coverage for Executive under any insurance policy now in force or hereinafter obtained during the term of this Agreement insuring officers and directors of the Company against liability.

         7. NOTICES. Any notice or other written instrument required or permitted to be given, made or sent hereunder shall be in writing, signed by the party giving or making the same, and shall be sent by registered or certified mail or through courier delivery service to the other party hereto at his or its respective address hereinabove set forth. Any party hereto shall have the right to change the place to which any such notice or writing shall be sent by a similar notice sent in like manner to the other party hereto.

         8.   WAIVER OF BREACH.   The waiver by the Company or the Executive of
a breach by the other of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

         9. ASSIGNMENT. The Company and Executive acknowledge that the relationship established hereby is unique and personal and that neither the Company nor Executive may assign or delegate any of their respective rights and/or obligations hereunder without the prior written consent of the other party except as follows:

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         In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company shall be obligated to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation, and such acquiring or surviving corporation shall assume in writing all of the obligations of the Company hereunder; provided, however, that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement.

         10. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         12. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

         13. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement or its breach shall be settled by arbitration in the City of New York in accordance with the then governing rules of the American Arbitration Association. Such arbitration shall be conducted by a single arbitrator. Judgment

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upon the award rendered may be entered and enforced in any court of competent jurisdiction.

         14. COMPLETE AGREEMENT. This document contains the entire agreement between the parties and supersedes any prior representations or agreements respecting the subject matter hereof. No alteration, addition or other change to this Agreement shall be binding unless in writing signed by the party to be bound.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                           PRECEPT INVESTORS, INC.


                              By:
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                                  Name:  David L. Neely
                                  Title: Chief Executive Officer


WITNESS:                          EXECUTIVE:


---------------------------       ---------------------------
                                  Michael Margolies




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